Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2014, in the Registration Statement (Form S-1) and related Prospectus of K2M Group Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

March 13, 2014